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                                                                    EXHIBIT 5(a)
Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama  35203
205-251-8100

                                  June 19, 2002

Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama  35233

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Compass Bancshares, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 including preliminary prospectuses (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) Common Stock to be issued by the Company, (2) Preferred Stock to be issued by the Company, (3) Debt Securities to be issued by the Company, (4) Warrants to be issued by the Company, (5) Capital Securities to be issued by Compass Trust V and Compass Trust VI, (6) Junior Subordinated Debt Securities to be issued by the Company and (7) the Company's Guarantees (as defined in the Registration Statement) with respect to such Capital Securities. The Debt Securities will be issued pursuant to an indenture, as supplemented, between the Company and the trustee named therein (a "Debt Securities Indenture"), the Junior Subordinated Notes will be issued pursuant to a junior subordinated indenture, as supplemented, between the Company and the trustee named therein (the "Junior Subordinated Indenture") and the Guarantees will be issued pursuant to separate guarantee agreements between the Company and the trustee named therein (the "Guarantee Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Capital Securities, the Junior Subordinated Notes and the Guarantees have been issued:

         (1) When the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of the Debt Securities has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Debt Securities have been executed, authenticated and delivered in


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accordance with the terms of the Debt Securities Indenture,  the Debt Securities will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity, the holders and owners thereof will be entitled to all the rights and security afforded by the Debt Securities Indenture.

         (2) When certificates for the Common Stock, the Preferred Stock and the Warrants have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and Bylaws of the Company, the shares of Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company, and the Warrants will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

         (3) When the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of the Debt Securities, the Junior Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Debt Securities or the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Debt Securities, the Junior Subordinated Debt Securities and the Guarantees, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Debt Securities Indenture, the Junior Subordinated Indenture and the Guarantee Agreement, as applicable, the Debt Securities, the Junior Subordinated Debt Securities and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         We are licensed to practice law in the State of Alabama. The opinions expressed herein are limited to the Federal law of the United States of America, the laws of the State of Alabama and the General Corporation Law of the State of Delaware, and we express no opinion concerning the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the prospectuses constituting part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                        Very truly yours,



                                       /s/ Balch & Bingham LLP